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                                                                     EXHIBIT 4.1


                                SECOND AMENDMENT
                                     TO THE
                 1995 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF
                          SPEEDFAM INTERNATIONAL, INC.
                          AS AMENDED AS OF MAY 22, 1997

      Pursuant to Section 15 of the 1995 Stock Plan for Employees and Directors of SpeedFam International, Inc., as amended as of May 22, 1997 (the "Plan"), the Plan is hereby amended, effective as of April 6, 1999, as follows:

            1. The name of the plan shall be changed to the "1995 Stock Plan for Employees and Directors of SpeedFam-IPEC, Inc."

            2. Paragraph 2.b. shall be amended by substituting "3,300,000" for "1,800,000."

      IN WITNESS WHEREOF, this Second Amendment has been executed by SpeedFam International, Inc. on this 6th day of April, 1999.

                                    SPEEDFAM INTERNATIONAL, INC.



                                    By /s/ James N. Farley
                                       -------------------------------
                                       Its: Chairman of the Board

ATTEST:


/s/ Charles A. Kelly
    -------------------------------
    Secretary